SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2005

NWH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-23598 (Commission File Number)	13-3735316 (I.R.S. Employer Identification Number)

156 West 56th Street Suite 2001 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(Registrants’ telephone number, including area code)	(212) 582-1212

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.             Changed in Registrant’s Certifying Accountant

(a)           Previous independent registered public accounting firm

(i)                                     On February 1, 2005, NWH, Inc. (the “Registrant”) dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.  The Audit Committee participated in and approved the decision to change independent registered public accounting firms.

(ii)                                  The reports of PricewaterhouseCoopers LLP on the financial statements as of and for each of the two years in the period ended October 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)                               During each of the two years in the period ended October 31, 2004 and through February 1, 2005, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv)                              During each of the two years in the period ended October 31, 2004 and through February 1, 2005, there have been no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

(v)                                 The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated February 2, 2005, is filed as Exhibit 99.2 to this Form 8-K.

(b)                                 New independent registered public accounting firm

(i)                                     The Registrant engaged McGladrey & Pullen, LLP as its new independent registered public accounting firm on February 1, 2005.  During the two most recent fiscal years and through February 1, 2005, the Registrant has not consulted with McGladrey & Pullen, LLP concerning any matter referred to under paragraph (i) or (ii) of Item 304 (a)(2) of Regulation S-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 1, 2005

NWH, INC.
(Registrant)

By:	/s/Terrence S. Cassidy
Terrence S. Cassidy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

99.2                           Letter of PricewaterhouseCoopers LLP, dated February 2, 2005 pursuant to Item 304(a)(3) of Regulation S-K.